UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

 NANOVIRICIDES, INC.

(Name of Registrant as Specified In Its Charter)

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Copies to:

Peter Campitiello, Esq.

McCarter & English, LLP

Two Tower Center Boulevard

East Brunswick, NJ 08816

Tel: 723-867-9741

Fax:  732.393.1901

NANOVIRICIDES, INC.

1 Controls Drive

Shelton, Connecticut 06484

December 7, 2019

To Our Stockholders:

On behalf of the Board of Directors of NanoViricides, Inc., I cordially invite you to attend the Annual Meeting of Stockholders to be held on December 7, 2019, at 10:00 a.m., Eastern Daylight Time, at the Sheraton Stamford Hotel, 700 East Main Street, Stamford Connecticut 06901.

At this year’s annual meeting you will be asked to: (i) re-elect one director and elect another director who will both serve for two year terms; (ii) approve the amendment to our Articles of Incorporation to increase the number of our authorized shares from 7,500,000 authorized shares of common stock, par value $0.001 per share to 150,000,000 shares and 500,000 shares of preferred stock, par value $0.001 per share, to 10,000,000 shares; (iii) vote on a non-binding resolution to approve executive compensation; (iv) to ratify the appointment of our independent registered public accountants; and (v) transact such other business as may properly come before the annual meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Our Board of Directors unanimously recommends that you vote “FOR” each proposal.

A copy of the 2019 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE YOU TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially,

NANOVIRICIDES, INC.

Anil Diwan,
President and Chairman of the Board of Directors

NANOVIRICIDES, INC.

Notice of Annual Meeting of Stockholders

To Be Held on December 7, 2019

To Our Stockholders:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the “Annual Meeting”), of NanoViricides, Inc. (the “Company” or “NanoViricides”). The Annual Meeting will be held on December 7, 2019, at 10:00 a.m., Eastern Daylight Time, at the Sheraton Stamford Hotel, 700 East Main Street, Stamford, Connecticut 06901, for the following purposes:

1. Re-election of Anil Diwan as a Class I Director and, separately, the election of Mark Day as a Class II Director, each for a two-year term expiring at the 2021 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal (Proposal 1);

2. Approval of an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock, par value $0.001 (the “Common Stock”) per share from 7,500,000 shares to 150,000,000 shares and to increase the number of authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) from 500,000 shares to 10,000,000 shares (Proposal 2); and

3. To conduct an advisory vote on the compensation of the Company’s Named Executive Officers (Proposal 3);

4. To ratify the appointment of EisnerAmper, LLP the Company’s independent registered accounting firm for the fiscal year ending June 30, 2020 (Proposal 4); and

5. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Please note that you will be asked to present the admission ticket attached to the accompanying proxy card, plus proof that you are a shareholder of the Company, as well as a valid picture identification, such as a driver’s license or passport, in order to attend the Annual Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of common stock you own, you are requested to sign, date and return the enclosed proxy card promptly. Any shareholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on December 6, 2019; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m. (New York City time) on December 6, 2019; or (iii) attending the Annual Meeting and voting in person thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, Attention: Anil Diwan. If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

The Company’s Board of Directors (the “Board of Directors”) has fixed the close of business on October 14, 2019, as the record date for the determination of holders of record of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting. A list of shareholders of record of the Company as of the record date will remain open for inspection during the Annual Meeting until the closing of the polls thereat.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet allows us to provide our stockholders with the information they need, while reducing our printing and mailing costs and the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail contains instructions on how to access this proxy statement and the 2019 Annual Report and vote online. The Notice also includes instructions on how you can request a paper copy of the annual meeting materials. If you want more information, please see the Questions and Answers section of this proxy statement or visit the Annual Stockholders Meeting section of our Investor Relations web site. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

By Order of the Board of Directors

/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman of the Board of Directors

October 15, 2019

NANOVIRICIDES, INC.

1 Controls Drive

Shelton, Connecticut 06484

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

December 7, 2019

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.001 per share, of NanoViricides, Inc., a Nevada corporation (which is sometimes referred to in this Proxy Statement as “NanoViricides, Inc.,” “NanoViricides,” the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on December 7, 2019, at 10:00 a.m., Eastern Daylight Time, at the Sheraton Stamford Hotel, 700 E. Main Street, Stamford, Connecticut 06901, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote for:

1. Re-election of Anil Diwan as a Class I Director and, separately, the election of Mark Day as a Class II Director of each for a two-year term expiring at the 2021 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal (Proposal 1);

2. Approval of an amendment to our Articles of Incorporation to increase the number of our authorized shares common stock, par value $0.001 per share (the “Common Stock”) from 7,500,000 shares to 150,000,000 shares and to increase the number of authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) from 500,000 shares to 10,000,000 shares (Proposal 2); and

3. To conduct an advisory vote on the compensation of the Company’s Named Executive Officers (Proposal 3);

4. To ratify the appointment of EisnerAmper, LLP the Company’s independent registered accounting firm for the fiscal year ending June 30, 2020 (Proposal 4); and

5. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting.

The Board of Directors has fixed the close of business on October 14, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

Proxies and Voting

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxy Cards that are not revoked will be voted at the Annual Meeting in accordance with instructions contained therein. The election of the nominees for director named in this Proxy Statement (Proposal 1) require the affirmative vote of a majority of the Company’s outstanding voting stock present at the Annual Meeting, and the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized Capital Stock (Proposal 2) requires the affirmative vote of a majority of the Company’s outstanding voting stock; broker non-votes and abstentions will not count as affirmative votes. If a Proxy Card is signed and returned without instruction, the Shares will be voted FOR the ratification of EisnerAmper, LLP as the Company’s independent registered accounting firm for the fiscal year ending June 30, 2020 (Proposal 4), but not in favor of any other proposal.

Voting

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected Anil Diwan and Meeta Vyas, and each of them, to serve as “Proxyholders” for the Annual Meeting. Proxy Cards that are not revoked will be voted at the Meeting in accordance with instructions contained therein.

Revocation of Proxy

A stockholder who so desires may revoke its previously submitted Proxy Card at any time before it is voted at the Meeting by: (i) delivering written notice to us at NanoViricides, Inc., 1 Controls Drive, Shelton, Connecticut 06484, c/o Secretary; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) casting a ballot at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on October 14, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of October 14, 2019, there were 3,844,921 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. In addition, there were 255,714 shares of our Series A Convertible Preferred Stock outstanding and entitled to vote, which vote at the rate of 9 votes per share. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to beneficially own 5% or more of our common stock.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of voting stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Nominees may have such discretion to vote absent instructions with respect to certain “routine” matters, but not with respect to matters that are considered “non-routine,” such as the election of a director. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposals 1, 2 or 3.

Each share of NanoViricides common stock entitles the holder to one vote on each matter presented for stockholder action. In addition, each share of Series A Preferred stock is entitled to 9 votes on each matter presented for stockholder action. An affirmative vote of a majority of the votes cast in person or represented by proxy at the Meeting, is necessary for the election of each of the director nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the Company’s outstanding voting Capital Stock is necessary for the amendment to the Company’s Articles of Incorporation to increase the Company’s authorized Capital Stock (Proposal 2).

An Inspector of Elections appointed by NanoViricides will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

NanoViricides will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the Nevada Revised Statutes in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY. YOUR PRESENCE AT THE MEETING WILL NOT AUTOMATICALLY REVOKE YOUR PROXY CARD. PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws provide that our Board of Directors will consist of not less than two or more than seven members, with such number to be fixed by the Board of Directors. There are currently four members of our Board of Directors. The directors are divided into three classes. Each director serves for a term of two years. At each annual meeting, the term of one or more classes of directors expires. The class of directors with a term expiring at this annual meeting consists of one director. At the Annual Meeting, one Class I Director and one Class II Director will be elected to serve for a term of two years expiring at the 2021 annual meeting of stockholders and until their successor is duly elected and qualified or until his/her earlier resignation or removal.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the nominee for directors named below for a two-year term expiring at the 2021 annual meeting of stockholders and until his successor is duly elected and qualified or until his/her earlier resignation or removal. The nominees named below have been nominated by the Board of Directors and each has consented to be named nominee in this Proxy Statement and to serve as a director, if elected. Should the nominee become unable or unwilling to accept a nomination for election, the person named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Amended and Restated By-laws.

When considering whether director and nominee have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience, and director positions held currently or at any time during the last five years.

Director Nominee Biographical Information

The age and principal occupation for the past five years of the person nominated as director is set forth below:

Anil Diwan, PhD, age 60, has been President and the Chairman of the Board of Directors of the Company since consummation of the merger on June 1, 2005. Dr. Diwan simultaneously therewith and since its formation, has also served as the Chief Executive Officer and Director of AllExcel, Inc. (from 1995 to the present) and TheraCour Pharma, Inc. (from 2004 to the present) and is the original inventor of the technologies licensed to NanoViricides Inc., as well as the TheraCour polymeric micelle technologies and products based on them. Since 1992, he has researched and developed TheraCour nanomaterials. Dr. Diwan was the first to propose the development of novel pendant polymers for drug delivery that led to an explosion of research in pharmacological applications of polymeric micelles. Anil has won over 12 NIH SBIR grants. Dr. Diwan holds several issued patents, and three international patent applications in various stages of prosecution in a number of countries, and has made intellectual property depositions of several additional patentable discoveries with the patent attorney. Dr. Diwan has been intimately involved in the Company’s Scientific as well as Business Affairs, including, but not limited to development of external collaborations as well as financings. Dr. Diwan spear-headed the up-listing of the Company to NYSE-American exchange in 2013. Dr. Diwan has held several scholastic distinctions, including an All-India 9th rank on the Joint Entrance Examination of all IIT’s. He holds a Ph.D. in Biochemical Engineering from Rice University (1986) and B.S. in Chemical Engineering from Indian Institute of Technology (IIT) Bombay (1980). We concluded Dr. Diwan’s business and technology experience plus his status as creator of the Company’s technologies render him uniquely qualified to serve in these capacities.

Mark Day, PhD., age 47, has almost twenty (20) years’ experience in R&D and business development in the biotech industry. From April 2017 to March 2019, Dr. Day served as the President, Chief Executive Officer and a Director of Bioasis Technologies, Inc. (OTCMKTS: BIOAF) where Dr. Day was responsible for leading business development, internal and external R&D, translational medicine and academic sciences. Prior thereto from August 2015 to April 2017, Dr. Day served as the Executive Director, Head of External Research and Scouting and as a Senior Director from June 2014 to July 2015, both at Alexion Pharmaceuticals (NASDAQ: ALXN). From April 2012 to May 2014, Dr. Day was the Global Lead, Business Development, at Bristol Meyers-Squibb (NYSE: BMY). The Company believes Dr. Day’s experience in technology scouting and licensing at pharmaceutical and biotech publicly traded companies, with expertise in research and business development, render him qualified to serve as a member of the Board of Directors.

The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is necessary for the election as director of the nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ABOVE-NAMED DIRECTOR NOMINEES.

PROPOSAL 2

APPROVE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

At the 2019 Annual Meeting, we will ask our stockholders to approve the amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock. On or about July 17, 2019, the Board of Directors approved a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of our Capital Stock from 8,000,000 Shares, comprised of 7,500,000 Shares of Common Stock and 500,000 Shares of Preferred Stock, to 150,000,000 Shares of Common Stock and 10,000,000 Shares of Preferred Stock. On October 14, 2019, there were approximately 3,844,821 shares of our Common Stock issued and outstanding, and approximately 1,548,155 shares of our Common Stock reserved for issuance and 255,714 shares of our Preferred Stock issued and outstanding. Accordingly, approximately 2,326,491 shares of the total number of common stock currently authorized remain available for issuance or may be reserved for issuance prior to any amendment to increase the authorized shares of capital stock

Form of the Amendment

The proposed amendment (the “Amendment”) would amend and restate Article Four of our Articles of Incorporation to read in its entirety as follows:

ARTICLE IV

(a)          Authorized Capital Stock.

(i)          The total number of shares of stock that the Corporation shall have authority to issue is 160,000,000, consisting of (i) 150,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(b)          Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (“N.R.S.”) (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)          the designation of such class or  series, which may be by distinguishing number, letter or title;

(ii)         the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)        the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)        on which dividends, if any, shall be payable;

(v)         whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi)        the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)       the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)      whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)         restrictions on the issuance of shares of the same  class or series or of any other class or series;

(x)          whether the holders of the shares of such class or series shall be entitle to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Capital Stock are entitled to vote;

(xi)         the restrictions and conditions, if any, upon the issuance or reissuance of any Additional Preferred Stock ranking or a party with or prior to such shares as to dividends or upon distribution; and

(xii)        any other preferences, limitations or relative rights of shares of such class or series consistent with this Article III, the N.R.S. and applicable law.

(c)          Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

Background and Reasons for the Share Increase

Our Articles of Incorporation currently authorize the issuance of up to 7,500,000 shares of Common Stock and 500,000 shares of Preferred Stock. As of the close of business on October 14, 2019, there were approximately 3,844,921 shares of Common Stock issued and outstanding and approximately 1,548,155 shares reserved for issuance pursuant to outstanding warrants, options and shares of Series A Convertible Preferred Stock, leaving a balance of 2,106,924 shares of Common Stock available for issuance. In addition, 255,714 shares of Preferred Stock are issued and outstanding leaving a balance of 244,286 shares that are authorized but unissued. There are currently no shares of Preferred Stock reserved for issuance.

If the Share Increase is approved by shareholders, upon its effectiveness we will have a total of 150,000,000 authorized shares of Common Stock, with 3,844,921 shares of Common Stock issued and outstanding (as of the Record Date), and 1,548,155 shares reserved for issuance, leaving a balance of approximately 144,607,000 shares of Common Stock authorized and not reserved for any specific purpose. Additionally, upon effectiveness of the Share Increase, we will have a total of 255,714 shares of Preferred Stock issued and outstanding as of the Record Date, leaving a balance of 9,744,286 shares of Preferred Stock authorized and unissued and not reserved for any specific purpose. The Board of Directors recommends that shareholders approve the Share Increase Amendment. Adoption of the amendment requires that the number of votes cast in favor of the amendment exceed the number of votes cast against it at the Annual Meeting.

Purpose of the Amendment

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of our capital stock in order to give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of capital stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of additional shares of capital stock from the additional shares to be authorized herein. The authorized but unissued shares will only be issued at the direction of the Board of Directors, and upon separate shareholder approval if and as required by applicable law and NYSE American regulation.

Rights of Additional Authorized Shares

Any newly authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The amendment will not affect the rights of current holders of common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares. In accordance with our Articles of Incorporation and the Nevada Revised Statutes, any of our unissued shares of Preferred Stock are “blank check” Preferred Stock which shall have such voting rights, dividend rights, liquidation preferences, conversion rights and perceptive rights as may be determined by the Company’s Board of Directors.

Potential Adverse Effects of the Amendment

Adoption of the amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. The Board of Directors has no current plan to issue shares from the additional authorized shares provided by the amendment. However, any future issuance of additional authorized shares of our Common Stock or Preferred Stock, at the future direction of the Board of Directors and upon the approval of shareholders, if and as required by applicable law and NYSE American regulation, may, among other things, dilute the earnings per share of common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

In addition to the general corporate purposes mentioned above, an increase in the number of authorized shares of Common Stock or Preferred Stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.

Potential Anti-Takeover Effects

The Share Increase could adversely affect the ability of third parties to take us over or change our control by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in our best interests or in the best interests of our shareholders. The ability of our Board of Directors to cause us to issue substantial amounts of Common Stock or Preferred Stock without the need for shareholder approval, except as may be required by law or regulation, upon such terms and conditions as our Board of Directors may determine from time to time in the exercise of its business judgment may, among other things, be used to create voting impediments with respect to changes in our control or to dilute the stock ownership of holders of common stock seeking to obtain control of us. The issuance of Common Stock or Preferred Stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in our control. Our Board of Directors, however, does not intend or view the Share Increase Amendment as an anti-takeover measure, nor does it contemplate its use in this manner at any time in the foreseeable future.

Appraisal Rights

Pursuant to the Nevada Revised Statutes, shareholders are not entitled to appraisal rights with respect to the Share Increase.

Effectiveness of Amendment

If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) mandates that we provide our stockholders with a non-binding advisory vote, referred to commonly as a “say-on-pay,” to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

Our compensation program is designed and administered by the Board of Directors which is assisted by the Compensation Committee, which is composed entirely of independent directors and carefully considers many different factors, as described in the Executive Compensation section, in order to provide appropriate compensation for our Named Executive Officers (NEOs). As discussed in the Executive Compensation section of this Proxy Statement, the general philosophy of our executive compensation program is to attract and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders.

In pursuing these objectives, the Company believes that:

•	It is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance and the growth of the Company.

•	Our compensation packages should reward individual contributions for our success for outstanding financial performance and must align management’s interests with the interests of stockholders by linking compensation with performance.

•	Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also general economic factors and individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance.

Accordingly, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

On January 23, 2016, EisnerAmper LLP was engaged to audit the financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of EisnerAmper LLP for the fiscal year ending June 30, 2020. Accordingly, the Board of Directors will recommend at the Annual Meeting that the stockholders ratify the appointment by Board of Directors of EisnerAmper LLP to audit the financial statements of the Company for the current fiscal year ending June 30, 2020. Representatives of that firm are expected to be available at the Annual Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws or applicable law, the Board of Directors has determined that requesting ratification by stockholders of its selection of EisnerAmper LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of EisnerAmper LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for NanoViricides by EisnerAmper LLP for the fiscal years ended June 30, 2019 and 2018, were:

	Fiscal 2019	Fiscal 2018
Audit Fees	$181,760	$197,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$181,760	$197,000

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2020.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 14, 2019, certain information regarding the beneficial ownership of the Company’s Common Stock and Series A Convertible Preferred Stock outstanding by (i) each person known to us to own or control 5% or more of our Common Stock, (ii) each of our directors and nominees, (iii) each of our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned.

	Common Stock			Series A Convertible Preferred Stock(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(2)	Percent of Class(2)		Amount and Nature of Beneficial Owner(2)		Percent of Class(2)	Percent of Voting Power(3)
TheraCour Pharma, Inc.(4) 1 Controls Drive Shelton, CT 06484	470,959	12.3%		100,000		39.1%	22%
Anil Diwan(4)(5) 1 Controls Drive Shelton, CT 06484	100,269	2.6%		76,074		29.7%	12.6%
Stanley Glick 1 Controls Drive Shelton, CT 06484	5,017	*	%	0		0	*	%
Meeta Vyas(6) 1 Controls Drive Shelton, CT 06484	7,352	*	%	9,388		3.7%	1.5%
James Sapirstein 1 Controls Drive Shelton, CT 06484	1,878	*	%	0		0	*	%
Mark Day 1 Controls Drive Shelton, CT 06484	727	*	%	0		0	*	%
All Directors and Executive Officers as a Group (5 persons)	586,202	14.8%		185,462		72.5%	36.1%
Other 5% Holders
Milton Boniuk(7) 1111 Herman Drive, Unit 29E Houston, TX 77004	523,145	13.6%		16,850	(8)	6.6%	10.	8%

(1)	The Series A Convertible Preferred Shares (the “Series A”) vote at the rate of nine shares of Common Stock per each share of Series A and is convertible into three and one half shares of Common Stock upon a change in control of the Company.

(2)	For each shareholder, the calculation of percentage of beneficial ownership is based upon 3,844,921 shares of Common Stock and 255,714 shares of Series A Preferred Stock outstanding, and giving effect to the Reverse Stock Split as of September 24, 2019, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(3)	Amount stated reflects the number of votes held on all matters submitted to a vote of our stockholders. As of the date of this filing there were issued and outstanding 3,844,921 shares of Common Stock and 255,714 shares of Series A Convertible Preferred Stock, which votes at the rate of nine votes per share, or 2,301,426 votes.

(4)	Anil Diwan, the Company’s President and Chairman, also serves as the CEO and Director of TheraCour Pharma Inc. and owns approximately 90% of the outstanding capital stock of TheraCour. Anil Diwan has both investment and dispositive power over the NanoViricides shares held by TheraCour Pharma, Inc.

(5)	Anil Diwan, President and Chairman of the Board of Directors. Does not include 820,959 shares owned by TheraCour Pharma, Inc. after including the Series A Convertible Preferred Stock on an as converted basis of three and one-half Shares of Common Stock for each Share of Series A Preferred Stock) (the “Series A Preferred Stock”), over which Dr. Diwan holds voting and dispositive power on an as converted basis. Does not include 76,074 shares of Series A Preferred Stock. Does not include the beneficial ownership of the securities held by Meeta Vyas, the wife of Anil Diwan, over which Dr. Diwan disclaims beneficial ownership and voting and dispositive control.

(6)	Includes 1,301 shares held by Connect Capital LLC, over which Ms. Vyas holds voting and dispositive power. Does not include 9,388 shares of Series A Preferred Stock. Does not include the beneficial ownership of the securities held by Anil Diwan, the husband of Ms. Vyas, or TheraCour over which Ms. Vyas disclaims beneficial ownership and voting and dispositive control.

(7)	Milton Boniuk, resigned as an Independent Member of the Board of Directors on July 10, 2018. Includes 8,315 shares of Common Stock owned by the reporting person, 32,858 shares of Common Stock owned by the reporting person and his wife Laurie Boniuk, and 343,132 shares of Common Stock owned by Milton Boniuk IRA. Includes 138,840 shares of Common Stock held by Boniuk Interests Ltd. Does not include 16,850 shares of Series A Preferred Stock held by Milton Boniuk IRA, which are not readily convertible. Dr. Boniuk holds voting and dispositive power over Boniuk Interests Ltd. Does not include any shares held by the Boniuk Charitable Foundation since on February 3, 2017, Dr. Boniuk filed a Form 4 which indicated that Dr. Boniuk no longer holds voting and dispositive power over the shares of Common Stock owned by the Boniuk Charitable Foundation.

(8)	Held by Milton Boniuk IRA.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our directors and executive officers as of October 14, 2019.

Name	Age	Position

Anil Diwan	60	President, Chairman of the Board of Directors

Stanley Glick (1)(2)(3)	84	Director, Independent

James Sapirstein (1)(2)(3)	58	Director, Independent

Mark Day (1)(2)(3)	47	Director, Independent

Meeta Vyas	61	Chief Financial Officer

(1)	Audit Committee

(2)	Compensation Committee

(3)	Nominating and Corporate Governance Committee

Our Amended and Restated Bylaws provide that our Board of Directors will consist of not less than two or more than seven members, with such number to be fixed by the Board of Directors and there are currently four members of our Board of Directors, three of which are independent. The directors are divided into three classes and according to our Bylaws the Directors must be divided evenly among the three classes.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company. The business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors is as follows:

Anil Diwan, PhD, age 60, has been President and the Chairman of the Board of Directors of the Company since consummation of the merger on June 1, 2005 and Executive Chairman in February 2019. Dr. Diwan simultaneously therewith and since its formation, has also served as the Chief Executive Officer and Director of AllExcel, Inc. (from 1995 to the present) and TheraCour Pharma, Inc. (from 2004 to the present) and is the original inventor of the technologies licensed to NanoViricides Inc., as well as the TheraCour polymeric micelle technologies and products based on them. Since 1992, he has researched and developed TheraCour nanomaterials. Dr. Diwan was the first to propose the development of novel pendant polymers for drug delivery that led to an explosion of research in pharmacological applications of polymeric micelles. Anil has won over 12 NIH SBIR grants. Dr. Diwan holds several issued patents, and three PCT international patent applications in various stages of prosecution in a number of countries, and has made intellectual property depositions of several additional patentable discoveries with the patent attorney. Dr. Diwan has held several scholastic distinctions, including an All-India 9th rank on the Joint Entrance Examination of all IIT’s. He holds a Ph.D. in Biochemical Engineering from Rice University (1986) and B.S. in Chemical Engineering from Indian Institute of Technology (IIT) Bombay (1980). The Company concluded Dr. Diwan’s experience plus his status as creator of the Company’s technologies render him uniquely qualified to serve in these capacities.

Stanley Glick, CPA, age 84, was appointed as an independent Director and as chair of the Audit Committee of the Company on June 22, 2012. Mr. Glick has over forty years of experience in his long career of providing auditing, accounting, tax, and management advisory services, to clients in various industries. Mr. Glick has been a member of several Boards of Directors for not-for-profit organizations in the Westport, CT area. In particular, he has served as a Director and member of Audit Committee of “A Better Chance” of Westport, CT, from 2000 to 2005. From 1977 until present, Mr. Glick has managed an independent practice as a Certified Public Accountant in Connecticut and New York States. Prior to forming his own CPA firm, Mr. Glick was employed by local and regional CPA firms where he performed and supervised audits and financial reporting. Mr. Glick is a member of the American Institute of Certified Public Accountants, The Connecticut Society of Certified Public Accountants, and the New York State Society of Certified Public Accountants. He holds a Bachelor of Business Administration degree in Accounting from Baruch College of Business (now Baruch College of the City University of New York). Mr. Glick is married and lives in Trumbull, CT. We concluded that Mr. Glick’s broad business, accounting and auditing experience meets the criteria of an independent director and an “audit committee Financial Expert.

James Sapirstein, R.Ph., M.B.A., age 58, has served over thirty years in the pharmaceutical industry. He has been part of almost two dozen product launches and specifically either led or been a key member of several HIV product launches into a new class of therapeutics at that time. Most recently from March 18, 2014 until October 3, 2018, he served as the Chief Executive Officer of ContraVir Pharmaceuticals, Inc., which is a company specializing in the Hepatitis B space. After beginning his career in 1984 with Eli Lilly, he accepted a position at Hoffmann-LaRoche in 1987, where he served for almost a decade as part of its commercial teams in the US and abroad. He held a number of positions at Hoffmann-LaRoche, before moving to Bristol Myers Squibb in 1996 the Director of International Marketing in the Infectious Diseases group. While at BMS, he worked on several important HIV/AIDS projects including Secure the Future. Mr. Sapirstein started his career in smaller biotech companies when he later joined Gilead Sciences, Inc. (GILD) in order to lead the Global Marketing team in its launch of Viread (tenofovir) In 2002, he accepted the position of Executive Vice President Metabolic and Endocrinology for Serono Laboratories before becoming the founding CEO of Tobira Therapeutics in 2006. In 2012, after several years in the infectious diseases space, Mr. Sapirstein became the CEO of Alliqua Therapeutics at Alliqua, Inc., prior to joining Contravir. Mr. Sapirstein holds board positions on Enochian Biosciences (ENOB), RespireRx Pharmaceuticals (RSPI) and Leading Biosciences. He also served as the Chairman of BioNJ and a Board Director for BIO, where he sits on both the Health Section Governing and Emerging Companies Section Governing Boards. Mr. Sapirstein received his MBA from Fairleigh Dickinson University and B.Pharm. from Rutgers University. We believe Mr. Sapirstein’s extensive experience as a biotechnology executive and as a board member in biopharma industry and industry associations qualifies him to serve as a Director of our Company.

Mark Day, PhD., age 47, has almost twenty (20) years’ experience in R&D and business development in the biotech industry. From April 2017 to March 2019, Dr. Day served as the President, Chief Executive Officer and a Director of Bioasis Technologies, Inc. (OTCMKTS: BIOAF) where Dr. Day was responsible for leading business development, internal and external R&D, translational medicine and academic sciences. Prior thereto from August 2015 to April 2017, Dr. Day served as the Executive Director, Head of External Research and Scouting and as a Senior Director from June 2014 to July 2015, both at Alexion Pharmaceuticals (NASDAQ: ALXN). From April 2012 to May 2014, Dr. Day was the Global Lead, Business Development, at Bristol Meyers-Squibb (NYSE: BMY). The Company believes Dr. Day’s long history as a pharmaceutical and biotech executive in publicly traded companies, with expertise in research and business development, render him highly qualified to serve as a member of the Board of Directors.

Meeta Vyas, SB, MBA, age 61, has served as the Company’s Chief Financial Officer since May 13, 2013. Ms. Vyas has over twenty-five years of experience in performance and process improvement of both publicly listed companies and non-revenue producing entities, in areas ranging from Finance and Operations to Strategy and Management. Meeta holds the distinction of being the first Indian woman to be named CEO of a publicly listed U.S. corporation, Signature Brands, Inc., best known for “Mr. Coffee” and “Health-O-Meter” brand products. As CEO, acting COO and Vice Chairman of the Board of Signature Brands, Inc., she was responsible for the development and implementation of a turnaround plan, resulting in Signature’s return to profitability and growth. Later, as the CEO of the World-Wide Fund for Nature — India (WWF-India) and then as a Vice President of the National Audubon Society (USA), both non-revenue generating entities, Meeta successfully raised unrestricted funding that significantly exceeded annual requirements and also instituted financial processes to measure a variety of performance metrics. Earlier in her career, she was responsible for designing the strategy and initiating the implementation plan for the highly successful information technology outsourcing program at General Electric (“GE”). Also at GE, Ms. Vyas ran GE Appliances’ Range Products business unit having revenues exceeding $1 Billion where her team doubled operating income in less than two years. Prior to that, as a management consultant with McKinsey and Company, she served publicly listed companies in chemicals, industrial, and technology markets, primarily focusing on growth strategies, valuations, post-merger integrations, and logistics operations. Ms. Vyas is married to Anil Diwan, the Company’s President and Chairman and principal shareholder of TheraCour Pharma, Inc. Ms. Vyas holds a MBA in Finance from Columbia University’s Graduate School of Business, and a SB in Chemical Engineering from the Massachusetts Institute of Technology.

Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company.

Director Independence

Our Common Stock is listed on the NYSE American under the symbol NNVC. Under the rules of the NYSE American, a majority of a listed company’s board of directors must be comprised of independent members. In addition, the rules of the NYSE American require that all of our audit committee, compensation committee and nominating and corporate governance committee members be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the NYSE American, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that Dr. Day, Mr. Sapirstein and Mr. Glick, or three of our four, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE American.

Our board of directors also determined that Dr. Day, Mr. Sapirstein and Mr. Glick, who compose our audit committee, compensation committee, and our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and the NYSE American. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. We intend to comply with all size and independence requirements for committees within the applicable time periods.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for the years ended June 30, 2019 and, 2018:

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award(s) ($)	Option Awards (#)	All Other Compensation ($)	Total ($)
Anil Diwan	2019	$400,000	$—	$189,038	—	$—	$589,038
President, Director
Meeta Vyas	2019	$129,600	$24,488	$—	—	$—	$154,088
CFO
Irach Taraporewala	2019	$144,783	$72,000	$11,920	—	$—	$228,703
Former CEO(1)

(1)	Appointed July 19, 2018, resigned effective February 1, 2019

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of June 30, 2019

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Anil Diwan, President and Director	—	—	$—	—	—	—	—	—
Milton Boniuk, MD	—	—	$—	—	—	—	—	—
Mukund Kulkarni(1)	—	—	$—	—	—	—	—	—
Stanley Glick	—	—	$—	—	—	—	—	—
Meeta Vyas	—	—	$—	—	—	—	—	—
Irach Taraporewala(2)	—	—	$—	—	—	—	—	—

(1)	Resigned July 31, 2019.

(2)	Appointed July 19, 2018, resigned effective February 1, 2019

Equity Compensation Plan Information

The NanoViricides, Inc. Executive Equity Incentive Plan (the “2018 Plan”) was adopted to assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us, by enabling such persons to acquire or increase a proprietary interest in the Company. The 2018 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, reload options, and other stock-based awards. Performance awards may be based on the achievement of certain business or personal criteria or goals, as determined by the Committee. The total number of shares of our Common Stock that may be subject to the granting of awards under our 2018 Plan is equal to 250,000 shares and 100,000 shares of our Series A Preferred Stock. To date, no shares of Common Stock or Series A Preferred Stock have been issued under the 2018 Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Employment Agreements and Severance Agreements

On July 11, 2018 the Company and Dr. Diwan, President and Chairman of the Board of Directors, entered into an extension of employment agreement effective July 1, 2018 for a term of three years. Dr. Diwan’s will be paid an annual base salary of $400,000. Additionally, Dr. Diwan was awarded a grant of 26,250 shares of the Company’s Series A Preferred Stock. 8,750 shares vest equally on June 30, 2019, 2020 and 2021. Any unvested shares are subject to forfeiture. If Dr. Diwan is terminated without cause (cause defined as fraud, embezzlement, theft, commission of a felony or having been proven to have made an intentional unauthorized disclosure), the Company is required to pay him six months salary as severance. The Agreement also provides that Dr. Diwan shall be indemnified to maximum allowable extent permitted under the laws of the State of Nevada including reimbursement for independent counsel related to duties and obligations provided for the Company unless such action was determined to be in bad faith or a deliberate act of dishonesty. The agreement also provides customary provisions or reimbursement, non-disclosure, confidentiality and other terms.

The Company and Dr. Irach Taraporewala, entered into an employment agreement effective September 1, 2018 for Dr. Taraporewala to serve as the Company’s Chief Executive Officer, for a term of three years. The terms were for an annual base salary of $360,000. Additionally, Dr. Taraporewala was awarded a grant of 15,000 options to purchase shares of the Company’s Common Stock. 5,000 options vested on September 1, 2018 and the remainder of the options were to vest over the two-year vesting period, subject to forfeiture. On January 24, 2019, Dr. Taraporewala resigned as the Chief Executive Officer and the Company and Dr. Taraporewala agreed that Mr. Taraporewala would become a consultant for the Company for a period of two years. In connection with his resignation and new consulting services, the Company and Dr. Taraporewala entered into a Confidential Separation and Consulting Agreement and General Release pursuant to which the Company will pay Dr. Taraporewala monthly consulting payments of three thousand dollars ($3,000) from February 1, 2019, the effective date of the Agreement, through January 31, 2021. The agreement includes a general release of claims against the Company, obligations of confidentiality, non-disclosure, non-disparagement and other customary provisions found in similar agreements.

The Company and Dr. Seymour, the Company’s former Chief Executive Officer and Director, entered into an employment agreement effective July 1, 2015, for a term of three years. Dr. Seymour’s compensation would be $350,000 for the first year of employment, $375,000 for the second year and $400,000 for the final year. Additionally, Dr. Seymour was awarded a grant of 11,250 shares of the Company’s Series A Preferred Stock. 3,750 shares vested on June 30, 2016, 3,750 shares vested on June 30, 2017 and 3,750 shares were scheduled to vest on June 30, 2018. The employment agreement also provided incentive bonuses of $75,000 per year payable on or before July 31, 2016, 2017 and 2018. The incentive bonuses for 2016 and 2017 have been paid according to the terms of the contract. On January 27, 2018, Dr. Eugene Seymour resigned as the Chief Executive Officer and as a Director of the Company. On April 30, 2018, the Company and Dr. Seymour finalized a Severance Agreement. The separation agreement calls for continued payment of his salary through December 2018, the vesting of 2,500 of the 3,750 Series A Preferred Shares that were originally scheduled to vest on June 30, 2018 and issuance of warrants to purchase 12,500 shares of the Company’s Common Stock. The remainder of his unvested shares was forfeited. The warrants were valued at $53,500 and vest in three equal installments over three years with the last installment vesting on May 1, 2021. The Company reversed the compensation recorded from July 1, 2017 through January 31, 2018 related to the 3,750 shares that will no longer vest under the terms of the employment agreement and then calculated the fair value of the 2,500 shares as a result of the modification of the award as of January 27, 2018. The Company then recognized noncash compensation expense related to the issuance of the Series A Preferred Shares pursuant to the Settlement Agreement of $121,008 for the fiscal year ended June 30, 2018.

On May 30, 2013, the Company entered into an Agreement with Meeta Vyas to serve as its Chief Financial Officer.  The agreement provided for a term of three years with a base compensation of $9,000 per month and 129 shares of Series A Preferred Stock, also on a monthly basis. On January 1, 2015, her compensation was increased to $10,800 per month, and the Agreement was extended to renew automatically annually. The agreement provides that Ms. Vyas may resign upon 90 days prior written notice and the Company may terminate the Agreement at any time but if the Agreement is terminated by the Company without cause it is required to compensate Ms. Vyas through the balance of the term. The agreement also provides customary provisions or reimbursement, non-disclosure, confidentiality and other terms. The Compensation Committee of the Board of Directors has extended the current provisions of the Agreement pending its review of current industry compensation arrangements and employment agreements.

Compensation of Directors

The Company’s non-executive directors receive cash retainers of  $25,000.00 as follows: $5,000.00 for the first three fiscal quarters and $10,000.00 for the fourth fiscal quarter, including Audit Committee meetings and the Annual Meeting of Stockholders. Directors also receive shares equal to $15,000, payable in equal, quarterly portions. The Company also reimburses directors for expenses incurred in their service to the Board of Directors.

Any executive who is also a Director does not receive any additional compensation for the services as a Director.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	All other compensation ($)	Total ($)
Mukund Kulkarni(2)	$23,750	$15,000	—	—	$38,750
Stanley Glick	$23,750	$15,000	—	—	$38,750
James Sapirstein	$20,000	$11,250	—	—	$31,250
Mark Day(3)	$10,000	$3,750	—	—	$13,750

(1)	For the director compensation year beginning July 2018, the dollar amounts reported in this column represent the aggregate grant date fair value for financial statement reporting purposes as calculated in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock options and do not represent the actual economic value that may be realized by each applicable non-employee director. The number of outstanding shares of Common Stock held by each non-employee director as of June 30, 2019 were: Dr. Kulkarni (4,785), Mr. Glick (5,017), Mr. Sapirstein (1,878), Dr. Day (727).

(2)	Resigned July 31, 2019.

(3)	Appointed June 6, 2019.

Compensation of Scientific Advisory Board

The Company anticipates holding four Scientific Advisory Board meetings per annum. As compensation, each member of the Scientific Advisory Board (SAB) will be granted 143 warrants each quarter to purchase the Company’s Common Stock at 120% of the Company’s closing stock quote on the day following the meeting. Should the Company not call a quarterly meeting, quarterly warrants will be granted on May 15, August 15, November 15, and February 15. The warrants have a four-year expiration date. In addition, the Company will reimburse each SAB member for travel and other out-of-pocket expenses incurred in the course of performing their services. For the years ended June 30, 2019, 2018 and 2017, the SAB was granted 2,288, 2,288 and 2,858 stock warrants respectively, The warrants are exercisable into common shares at prices from $6.00 to $9.40, $12.80 to $31.20 and $28.00 to $40.80 per share, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation of the Company’s named executive officers and directors is set forth in the section titled “Executive Compensation”.

On May 13, 2013, Meeta Vyas was appointed as the Company’s Chief Financial Officer. During the term of Ms. Vyas’ service, she will be compensated on the basis of $9,000 per month and 129 shares of Series A Preferred Stock, also on a monthly basis. Ms. Vyas is married to Anil Diwan, the President and Chairman of the Company. On January 1, 2015 her compensation was increased to $10,800 per month.

TheraCour Pharma, Inc.

On May 12, 2005, the Company entered into a Material License Agreement, amended as of January 8, 2007 (the “License”) with TheraCour Pharma, Inc., (“TheraCour”), an approximately 12% shareholder. Anil Diwan, our founder, President and Executive Chairman, owns approximately 90% of TheraCour’s capital stock. The Company was granted exclusive licenses in perpetuity for technologies developed by TheraCour for the virus types: Human Immunodeficiency Virus (HIV/AIDS), Influenza including Asian Bird Flu Virus, Herpes Simplex Virus (HSV-1 and HSV-2), Hepatitis C Virus (HCV), Hepatitis B Virus (HBV), and Rabies. On February 15, 2010, the Company entered into an Additional License Agreement with TheraCour. Pursuant to the exclusive Additional License Agreement, in consideration for the issuance of 100,000 shares of the Company’s Series A Preferred Stock, (the “Series A Preferred”), the Company was granted exclusive licenses, in perpetuity, for technologies, developed by TheraCour, for the development of drug candidates for the treatment of Dengue viruses, Ebola/Marburg viruses, Japanese Encephalitis, viruses causing viral Conjunctivitis (a disease of the eye) and Ocular Herpes.

In consideration for obtaining these exclusive licenses, we agreed: (1) that TheraCour can charge its costs (direct and indirect) plus no more than 30% of a specified portion of certain direct costs as a Development Fee and such development fees shall be due and payable in periodic installments as billed; (2) pay $25,000 per month for usage of lab supplies and chemicals from existing stock held by TheraCour (TheraCour stopped billing and NanoViricides stopped paying this charge for existing inventory usage as of April 2016); (3) we will pay the greater $2,000 or actual costs monthly, whichever is higher, for other general and administrative expenses incurred by TheraCour on our behalf; (4) make royalty payments (calculated as a percentage of net sales of the licensed drugs) of 15% (calculated as a percentage of net sales of the licensed drugs) to TheraCour; (5) TheraCour retains the exclusive right to develop and manufacture the licensed drugs. TheraCour will manufacture the licensed drugs exclusively for NanoViricides, and unless such license is terminated, will not manufacture such product for its own sake or for others; and (6) TheraCour may request and NanoViricides, Inc. will pay an advance payment (refundable) equal to twice the amount of the previous month’s invoice to be applied as a prepayment towards expenses. TheraCour may terminate the license upon a material breach by us as specified in the agreement. However, we may avoid such termination if within 90 days of receipt of such termination notice we cure the breach. On October 2, 2018, we entered into an agreement with TheraCour to defer an amount of $25,000 from each month’s development fee invoice payment until the earlier of April 2, 2019 or the date that we file an IND with the FDA. On May 9, 2019, we entered into an agreement with TheraCour that extended the April 2, 2019 date to June 30, 2019 and on September 24, 2019 we entered into an agreement with TheraCour that extended such date to December 31, 2019. As of June 30, 2019 we owed TheraCour $300,000 for these deferred development fees.

On July 2, 2014 the Company issued a 10% Coupon Series C Convertible Debenture (the “Series C Debenture”) in the amount of $5,000,000 to the Milton Boniuk IRA, a trust controlled by a former member of the Company’s Board of Directors, (the “Holder”). The Series C Debenture was due on June 30, 2018 and was convertible, at the sole option of the Holder, into restricted shares of the Company’s common stock, par value $0.001 per share at the conversion price of $105.00 per share of common stock and bore interest at the coupon rate of ten percent (10%) per annum. In conjunction with the issuance of the Series C Debenture, the Company issued 9,350 shares of its Series A Convertible Preferred Stock (the “Series A”) to the Milton Boniuk IRA. The Series C Debenture was redeemed on November 13, 2017. For the year ended June 30, 2018, the Holder elected to receive $60,274 (through November 13, 2017) of its coupon interest payment and $125,000 of deferred interest payment in common stock of the Company and $125,000 of its coupon interest payment and $41,667 of its deferred interest payment in cash. For the year ended June 30, 2017, the Holder elected to receive $375,000 of its coupon interest payment, and $125,000 of deferred interest payment in common stock of the Company and $125,000 of its coupon interest payment and $41,667 of its deferred interest payment in cash. The Holder of the Series C Debenture and the Company agreed on November 13, 2017 that the Series C Debenture would be redeemed for the Company’s common stock. The Holder waived all early redemption payments provided for in the Series C Debenture in consideration for 7,500 shares of the Company’s Series A preferred shares.

TheraCour acquired property and equipment on behalf of the Company from third party vendors and sold such property and equipment, to the Company, at cost, in the amounts of  $23,666, $30,321, and $33,147, for the fiscal years ended June 30, 2019, 2018, and 2017, respectively.

Accounts payable to TheraCour were $823,783 and $107,468 at June 30, 2019 and 2018, respectively.

Development costs charged by and paid to TheraCour Pharma, Inc. were $3,119,863, $3,176,977, and $3,368,919 for the fiscal years ended June 30, 2019, 2018, and 2017, respectively. No royalties are due or have been paid from inception through June 30, 2019.

As of June 30, 2019, TheraCour owns 470,959 shares of the Company’s outstanding Common Stock and 100,000 shares of Series A Preferred, which votes at the rate of nine shares of Common Stock per each share of Series A and is convertible into three and one half shares of Common Stock upon a change in control of the Company. Anil Diwan, the Company’s President and Chairman, also serves as the CEO and Director of TheraCour and owns approximately 90% of the outstanding capital stock of TheraCour.

Family Relationships

Meeta Vyas, the Company’s Chief Financial Officer, is the wife of Anil Diwan, our founder, Chairman and President. As of June 30, 2019, there were no other family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Review, Approval or Ratification of Transactions with Related Persons

Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in the Company’s Code Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Nevada corporation, we are subject to Section 78.140 of the Nevada Revised Statutes, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of directors, which may include the vote of an interested directors provided that two of the following circumstances exist:

(a)	The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(b)	The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(c)	The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

(d)	The contract or transaction is fair as to the corporation at the time it is authorized or approved.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors is currently comprised of the following four members: Anil Diwan, PhD., Stanley Glick, CPA, James Sapirstein and Mark Day, PhD. Of the four members currently serving on the Board of Directors, the Board of Directors has determined that Messrs. Glick, Saperstein and Day are independent directors and also meet the additional independence standards for audit committee membership set forth by the Securities and Exchange Commission. The Board of Directors met in person or telephonically twelve (12) times and the Board of Directors acted by unanimous written consent in lieu of a meeting approximately two (2) times during the fiscal year ended June 30, 2019. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. The Company encourages its directors to attend the Annual Meeting of Stockholders, and all directors are expected to attend the 2019 Annual Meeting.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Board of Directors has determined that the Chairs and all committee members are majority independent, and Audit Committee is comprised solely of independent members, under applicable NYSE American and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating Committee
Anil Diwan	—	—	Member
Stanley Glick	Member	Member	Member
James Saperstein	Member	Member	Member
Mark Day	Member	Member	Member

Audit Committee

The Audit Committee is responsible primarily for overseeing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and system of internal controls, reviewing significant financial transactions and overseeing enterprise risk management. The Audit Committee met a total of five (5) times during 2019.

The current members of our Audit Committee each meet the independence criteria for directors set forth under the rules of the NYSE American and the additional independence criteria for members of audit committees specified in Section 803B of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act. Each member of our Audit Committee is financially literate under the current listing standards of the NYSE American. Our Board of Directors has determined that Stanley Glick, the chairman of the Audit Committee, qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

Compensation Committee

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the Chief Executive Officer, administering the Company’s equity compensation plans, and reviewing the compensation of the Board of Directors. The Compensation Committee’s authority to grant equity awards may not be delegated to the Company’s management or others. For a description of the Compensation Committee’s processes and procedures, including the roles of the Company’s executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee met a total of two times during 2019.

Pursuant to Section 805 of the NYSE American Company Guide, compensation of our Chief Executive Officer is determined, or recommended to the Board of Directors for determination, by the Compensation Committee comprised solely of independent directors. The Chief Executive Officer is not present during voting or deliberations. Compensation for all other officers is determined, or recommended to the Board of Directors for determination, by the Compensation Committee comprised solely of independent directors.

Nominating Committee

The primary functions of the Nominating Committee are to: review and make recommendations on the range of skills and expertise which should be represented on the Board of Directors, and the eligibility criteria for individual Board of Directors and Committee membership; review and recommend to the Board of Directors the appropriate structure of the Board of Directors; identify individuals qualified to become Board of Directors members and recommend to the Board of Directors the nominee for election to the Board of Directors at the next Annual Meeting of Stockholders; implement a policy and procedures with regard to consideration of any director candidate recommended by stockholders; retain and terminate any search firm to be used to identify director candidates, and to approve the search firm, fees and other retention terms; and review and recommend to the Board of Directors the appropriate structure of Committees, Committee assignments and the Committee chairman.

Among the factors the Nominating Committee considers when determining persons to be nominated include whether such individuals are actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, are familiar with the requirements of a publicly traded company, are familiar with industries relevant to our business endeavors, are willing to devote significant time to the oversight duties of the Board of Directors of a public company, and are able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board of Directors needs that arise from time to time.

The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board of Directors to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Nominating Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes continue to make important contributions to the Board of Directors and who consent to continue their service on the Board of Directors. The Nominating Committee will identify and/or solicit recommendations for new candidates when there is no qualified and available incumbent. The Nominating Committee met a total of two (2) times during 2019.

The Audit Committee, Compensation Committee and Nominating Committee operate under written charters adopted by the Board of Directors. These charters are available on the Company’s website at www.nanoviricides.com.

Dr. Diwan and Ms. Vyas are married. There are no other family relationships between our executive officers and any director of the Company.

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of Section 406 of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains a Code of Ethics, and Audit Committee charters.

Code of Ethics

The Code of Ethics was adopted by NanoViricides, Inc. for the purpose of promoting honest and ethical conduct. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the Code of Ethics. It covers topics such as conflict of interest, compliance with laws, confidentiality of Company Information, encouraging the reporting of any illegal or unethical behavior, fair dealing and use of Company assets. Our Code of Ethics can be found in our filings with the Securities and Exchange Commission at www.sec.gov. In addition, you may request a copy of any such materials, without charge, by submitting a written request to: NanoViricides, Inc. Attention: Secretary, 135 Wood Street, West Haven, Connecticut 06516.

Board of Directors Leadership Structure and Risk Oversight

In accordance with our By-laws, our Board of Directors appoints our officers, including our chief executive officer and chief financial officer. Our Board of Directors does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the non-employee directors or be an employee. Currently, the roles of the chairman and chief executive officer are separate.

Our Board of Directors is primarily responsible for overseeing our risk management processes. Our Board of Directors, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board of Directors administers this risk management oversight function, our audit committee supports our Board of Directors in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board of Directors leadership structure supports this approach. In particular, the audit committee is responsible for considering and discussing our significant accounting and financial risk exposures and the actions management has taken to control and monitor these exposures. Going forward, we expect that the audit committee will receive periodic reports from management at least quarterly regarding our assessment of such risks. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected the Board of Directors’ leadership structure.

Director’s Compensation

The Company’s non-executive directors receive cash retainers of  $25,000.00 as follows: $5,000.00 for the first three fiscal quarters and $10,000.00 for the fourth fiscal quarter, including Audit Committee meetings and the Annual Meeting of Stockholders. Directors also receive shares equal to $15,000, payable in equal, quarterly. The Company also reimburses directors for expenses incurred in their service to the Board of Directors.

Any executive who is also a Director does not receive any additional compensation for the services as a Director.

Communications with the Board of Directors

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at NanoViricides, Inc. Attention: Secretary, 1 Controls Drive, Shelton, Connecticut, 06484. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There exists no other material proceeding to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Under the SEC’s rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in the Company’s Code Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Nevada corporation, we are subject to Section 78.140 of the Nevada Revised Statutes, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of directors, which may include the vote of an interested directors provided that two of the following circumstances exist:

(a) The fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

(b) The fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

(c) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

(d) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2019 fiscal year were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended June 30, 2019, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to NanoViricides, Inc., 1 Controls Drive, Shelton, CT, 06484, Attention: Corporate Secretary.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF
DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2020 Annual Meeting, the proposal must be received by us at our principal executive offices by June 17, 2020. The proposal should be sent to the attention of: Secretary, NanoViricides, Inc., 1 Controls Drive, Shelton, CT, 06484, and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Nevada law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

/s/ Anil Diwan
Chairman of the Board of Directors,
President and Secretary